                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934



                                October 20, 2000
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                Date of Report (Date of earliest event reported)


                     BARRISTER GLOBAL SERVICES NETWORK, INC.
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
             (Exact name of registrant as specified in its charter)



   Delaware                          0-14063                 16-1176561
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
 (State of other                   (Commission               (IRS Employer
  jurisdiction                     File Number)              Identification No.)
of incorporation)


290 Ellicott Street, Buffalo, New York                       14203
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code           (716) 845-5010
                                                             - - - - - - - - - -


    - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
         (Former name or former address, if changed since last report.)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On October 11, 2000, the Board of Directors approved the recommendation by the Audit Committee of the Board of Directors to (i) engage Deloitte & Touche LLP as the independent accountants for Barrister Global Services Network, Inc. and (ii) dismiss KPMG LLP as such independent accountants. During the two fiscal years ended March 31, 2000 and the subsequent interim period through June 30, 2000,
(i) there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) KPMG LLP has not advised the registrant of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304 (a) (1) (v). The audit reports of KPGM LLP on the financial statements of Barrister Global Services Network, Inc. as of and for the years ended March 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG LLP is attached as Exhibit 16.

On October 20, 2000, Deloitt & Touche LLP notified the Company that it accepted the appointment as the Company's principal accountants.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         A.   Exhibits:

              Exhibit 16.  Letter re: change in certifying accountants.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                   BARRISTER GLOBAL SERVICES NETWORK, INC.




Date:  October 24, 2000            By: /S/Richard P. Beyer
                                   - - - - - - - - - - - - - - - - - - - - - -
                                   Richard P. Beyer
                                   Vice President and Chief Financial Officer